UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2009

VOICE MOBILITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27387
(Commission File Number)

33-0777819
(IRS Employer Identification No.)

100 - 4190 Lougheed Highway, Burnaby, British Columbia, Canada V5C 6A8
(Address of principal executive offices and Zip Code)

(604) 482-0000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2009, David Raffa resigned as a director and as a member of our audit committee. To fill the vacancy on our board created by the resignation of David Raffa, our company appointed Tanner Philp as a director of our company on April 27, 2009. Mr. Philp is currently the Secretary of our company.

Certain Related Transactions and Relationships

We have not been party to any transaction with Tanner Philp, since the beginning of our last fiscal year, or any currently proposed transaction with Tanner Philp, in which we were or will be a participant and where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE MOBILITY INTERNATIONAL, INC.

By:	/s/ Randy Buchamer
Randy G. Buchamer
Chief Executive Officer and Director
(Principal Executive Officer and
Principal Financial Officer)

Dated: May 1, 2009